CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the reference to us under the heading "Independent Accountants" in this Registration Statement on Form N-1A for JNL Money Market Fund, a fund in the JNL Investors Series Trust.


PricewaterhouseCoopers LLP

Chicago, Illinois
October 31, 2000